AMENDMENT TO SUB-TRANSFER AGENCY AGREEMENT

     THIS AMENDMENT, effective as of January 1, 1999 is made to the Sub-Transfer Agency Agreement dated as of June 22, 1994 (the "Agreement") between
Franklin\Templeton Investor Services, Inc. (the "Transfer Agent") and The Shareholder Services Group, Inc. (currently, First Data Investor Services Group, Inc.) ("Investor Services Group").

                                   WITNESSETH

     WHEREAS, Investor Services Group has developed a recordkeeping service link ("TDCXCHANGESM") between investment companies and benefit plan consultants (the "Recordkeepers") which administer employee benefit plans, including plans qualified under Section 401(a) of the Internal Revenue Code (the "Benefit Plans"); and

     WHEREAS, Investor Services Group subcontracts with Recordkeepers, through agreements relating to the recordkeeping and related services performed on behalf of such Benefit Plans in connection with daily valuation and processing of orders for investment and reinvestment of assets of the Benefit Plans in various investment options available to the participants under such Benefit Plans (the "Participants"), to link the Investor Services Group system with the Recordkeepers', in order for the Recordkeepers to establish and maintain participant account balances invested in the Funds through Benefit Plans, process and account for participant exchanges among fund options, and process redemptions in accordance with Benefit Plan requirements ; and

     WHEREAS, the Transfer Agent, on behalf of the Funds set forth in the attached Exhibit A, desires to participate in the DCXCHANGESRN Program and appoint Investor Services Group to perform such services with respect to shares of the Funds ("Shares") held by or on behalf of the Participants as further described herein and Investor Services Group is willing and able to furnish such services on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the Transfer Agent and Investor Services Group agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Wherever appearing in the Agreement the name "The Shareholder Services Group, Inc." shall be replaced with "First Data Investor Services Group, Inc." and the term "TSSG" shall be replaced with the term "Investor Services Group".

2. The fourth WHEREAS clause is deleted.

3. A new Section 5 is added to the Agreement which shall read in its entirety as follows and current Sections 5 through 14 of the Agreement are renumbered as Sections 6 through 15, respectively: "5. COMPENSATION. In consideration of Investor Services Group agreeing to perform the services under the Agreement which primarily include recordkeeping and subaccounting services for the benefit of Benefit Plans and Plan Participants investing in Class A shares of the Funds through the Benefit Plans, and which services are similar to those which would be provided by Transfer Agent if each Plan Participant invested directly in such Funds, Investor Services Group shall be entitled to receive from the Transfer Agent the subaccounting/recordkeeping fees according to the attached Exhibit B. Such fees may be changed in the Transfer Agent's discretion, or in the discretion of the Funds' boards of directors or trustees, all upon at least sixty (60) days advance written notice to Investor Services Group of such change. Fees shall be paid monthly until March 31, 1999 and quarterly thereafter based on the average Participant account balance in each Benefit Plan and the number of Participant accounts invested in the Funds. Investor Services Group agrees to present to Transfer Agent within thirty (30) days after the end of each month an invoice for that month accompanied by information providing Transfer Agent an adequate basis for computation of the fees as well as the name of any Recordkeeper to which services have been subcontracted and the name of each Benefit Plan if Investor Services Group has elected to maintain an omnibus account for more than one Benefit Plan.

4. Section 12 of the Agreement is hereby amended to replace the TSSG mailing address with the following:

     "First Data Investor Services Group, Inc.
     4400 Computer Drive
     Westboro, Massachusetts 01581
     Attention: President

     (with copy to General Counsel at same address)."

5. Exhibit A shall be deleted in its entirety and replaced with a new Exhibit A in the form of the attached Exhibit A.

6. This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Agreement and related agreements, this Amendment shall control, but the Agreement and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

                                 FRANKLIN\TEMPLETON INVESTOR
                                 SERVICES, INC.

                                  By:/s/FRANK ISOLA
                                     --------------------------

                                  Title: President
                                        -----------------------



                                  FIRST DATA INVESTOR SERVICES GROUP, INC.


                                  By:
                                      -------------------------------------

                                  Title: Sup
                                        -----------------------------------

                                    EXHIBIT A

                            FRANKLIN/TEMPLETON FUNDS
                PARTICIPATING IN SUBTRANSFER AGENCY ARRANGEMENTS
                                      WITH
                    FIRST DATA INVESTOR SERVICES GROUP, INC.

     Franklin Adjustable U.S. Government Securities Fund
     Franklin Asset Allocation Fund
     Franklin Balance Sheet Investment Fund
     Franklin Blue Chip Fund
     Franklin California Growth Fund
     Franklin Cash Reserves Fund
     Franklin Convertible Securities Fund
     Franklin Corporate Qualified Dividend Fund
     Franklin Custodian Funds -- DynaTech Series
     Franklin Custodian Funds -- Growth Series
     Franklin Custodian Funds -- Income Series
     Franklin Custodian Funds -- U. S. Government Securities Series Franklin Custodian Funds -- Utilities Series
     Franklin Equity Fund
     Franklin Equity Income Fund
     Franklin Global Government Income Fund
     Franklin Global Health Care Fund
     Franklin Global Utilities Fund
     Franklin Gold Fund
     Franklin Investment Grade Income Fund
     Franklin MicroCap Value Fund
     Franklin Natural Resources Fund
     Franklin Real Estate Securities Fund
     Franklin Rising Dividends Fund
     Franklin Short-Intermediate U. S. Government Securities Fund
     Franklin Small Cap Growth Fund
     Franklin Strategic Income Fund
     Franklin Templeton Conservative Target Fund
     Franklin Templeton German Government Bond Fund
     Franklin Templeton Global Currency Fund
     Franklin Templeton Growth Target Fund
     Franklin Templeton Hard Currency Fund
     Franklin Templeton High Income Currency Fund
     Franklin Templeton Japan Fund
     Franklin Templeton Moderate Target Fund
     Franklin U. S. Government Agency Money Market Fund
     Franklin U. S. Government Securities Money Market Portfolio
     Franklin U. S. Treasury Money Market Portfolio
     Franklin Value Fund
     Franklin's Age High Income Fund
     The Money Market Portfolio
     Mutual Beacon Fund
     Mutual Discovery Fund
     Mutual European Fund
     Mutual Qualified Fund
     Mutual Shares Fund
     Templeton American Trust, Inc.
     Templeton Americas Government Securities Fund
     Templeton Developing Markets Trust
     Templeton Foreign Fund
     Templeton Foreign Smaller Companies Fund
     Templeton Global Infrastructure Fund
     Templeton Global Opportunities Trust
     Templeton Global Bond Fund
     Templeton Greater European Fund
     Templeton Growth and Income Fund
     Templeton Growth Fund, Inc.
     Templeton Latin America Fund
     Templeton Pacific Growth Fund
     Templeton Global Real Estate Securities Fund
     Templeton Global Smaller Companies Growth Fund, Inc.
     Templeton World Fund

                                    EXHIBIT B

                                DCXCHANGE/SM/ FEES

The Funds shall pay Investor Services Group annualized fees on each Participant account in a Benefit Plan in the respective Fund that is open during any monthly period based on the following chart:

  AVERAGE ACCOUNT BALANCE IN PLAN             PAYOUT PER PARTICIPANT ACCOUNT
        $0 - $999                                        $4.00
        $1,000 - $2,499                                  $6.00
        $2,500 -$4,999                                   $8.00
        $5,000 - $9,999                                  $10.00
        $10,000 and greater                              $12.00

Notwithstanding the above, pursuant to an agreement dated September 17, 1998 between Paine Webber, Incorporated and Franklin Templeton Distributors, Inc., with respect to any Benefit Plan through the PaineWebber 401 Source Program, such annual fees shall be fixed at $12.00 per Participant account.

Through March 31, 1999, these fees shall be billed by Investor Services Group monthly in arrears on a prorated basis of 1/12 of the annualized fee for all accounts that are open during such month. Thereafter, such fees shall be billed by Investor Services Group quarterly in arrears on a prorated basis of 1/4 of the annualized fee for all accounts that are open during such quarter.

Such fees shall be contingent upon fees being reimbursable by the Funds and are subject to change; provided, however, that Investor Services Group must receive at least sixty (60) days advance written notice of any fee changes or any events which would cause such fees to no longer be reimbursable by the Funds. All invoices must be accompanied by the invoice information specified in Section 5 to the Agreement.

The Fund will pay to Investor Services Group the amount so billed within twenty
(20) days after the Fund's receipt of the monthly invoice through March 31, 1999 and within twenty (20) days after the Fund's receipt of the third monthly invoice for each calendar quarter thereafter (which payment shall be for all calendar quarter fees in the aggregate) unless there exists a good-faith dispute as to the billed amount. In the event of such a good-faith dispute, the Fund shall pay the amount not in dispute and the parties shall cooperate with each other in order to determine the proper invoice amount. Upon the parties' agreement as to the proper amount owed, the Fund shall make payment of such amount (less any amounts previously paid toward the same invoice) within twenty
(20) days thereafter.